Exhibit 20.17

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - February 2005

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		15.58%
Delinquency Rate:	30 to 59 days	1.28%
	60 to 89 days	0.88%
	90 + days	2.06%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	18.66%
	Weighted Average Coupon	6.11%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	3.84%

Excess Spread Percentage:	Feb-05	7.21%
	Jan-05	5.83%
	Dec-04	6.92%
	3-Month Average Excess Spread	6.65%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		15.58%
Delinquency Rate:	30 to 59 days	1.28%
	60 to 89 days	0.88%
	90 + days	2.06%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	18.66%
	Weighted Average Coupon	3.50%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	3.84%

Excess Spread Percentage:	Feb-05	9.82%
	Jan-05	8.53%
	Dec-04	10.25%
	3-Month Average Excess Spread	9.53%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2000-2	COMT 2000-3	COMT 2000-4
Size		$750 MM	$1000 MM	$1200 MM
Expected Maturity (Class A)		06/15/2005	08/15/2007	10/17/2005

Gross Monthly Payment Rate		15.58%	15.58%	15.58%
Delinquency Rate:	30 to 59 days	1.28%	1.28%	1.28%
	60 to 89 days	0.88%	0.88%	0.88%
	90 + days	2.06%	2.06%	2.06%

Excess Spread Analysis

	Series	COMT 2000-2	COMT 2000-3	COMT 2000-4
	Portfolio Yield	18.66%	18.66%	18.66%
	Weighted Average Coupon	7.26%	3.52%	6.05%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	3.84%	3.84%	3.84%

Excess Spread Percentage:	Feb-05	5.56%	9.30%	6.77%
	Jan-05	4.17%	8.01%	5.40%
	Dec-04	5.30%	9.73%	6.43%
	3-Month Average Excess Spread	5.01%	9.01%	6.20%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
Size		$1200 MM	$1200 MM	$750 MM	$1000 MM
Expected Maturity (Class A)		02/15/2008	03/15/2006	05/15/2006	08/15/2006

Gross Monthly Payment Rate		15.58%	15.58%	15.58%	15.58%
Delinquency Rate:	30 to 59 days	1.28%	1.28%	1.28%	1.28%
	60 to 89 days	0.88%	0.88%	0.88%	0.88%
	90 + days	2.06%	2.06%	2.06%	2.06%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
	Portfolio Yield	18.66%	18.66%	18.66%	18.66%
	Weighted Average Coupon	3.05%	5.11%	5.09%	4.96%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	3.84%	3.84%	3.84%	3.84%

Excess Spread Percentage:	Feb-05	9.77%	7.71%	7.73%	7.86%
	Jan-05	8.49%	6.34%	6.35%	6.48%
	Dec-04	10.08%	7.37%	7.39%	7.52%
	3-Month Average Excess Spread	9.45%	7.14%	7.16%	7.29%

Capital One Master Trust (COMT)

Series		COMT 2001-6	COMT 2001-8
Size		$1300 MM	$1000 MM
Expected Maturity (Class A)		08/15/2008	10/16/2006

Gross Monthly Payment Rate		15.58%	15.58%
Delinquency Rate:	30 to 59 days	1.28%	1.28%
	60 to 89 days	0.88%	0.88%
	90 + days	2.06%	2.06%

Excess Spread Analysis

	Series	COMT 2001-6	COMT 2001-8
	Portfolio Yield	18.66%	18.66%
	Weighted Average Coupon	3.34%	4.39%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	3.84%	3.84%

Excess Spread Percentage:	Feb-05	9.48%	8.43%
	Jan-05	8.19%	7.06%
	Dec-04	9.88%	8.09%
	3-Month Average Excess Spread	9.18%	7.86%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-3	COMT 2002-4
Size		$1000 MM	$620 MM	$1350 MM	$750 MM
Expected Maturity (Class A)		01/15/2009	03/15/2007	04/15/2005	05/15/2007

Gross Monthly Payment Rate		15.58%	15.58%	15.58%	15.58%
Delinquency Rate:	30 to 59 days	1.28%	1.28%	1.28%	1.28%
	60 to 89 days	0.88%	0.88%	0.88%	0.88%
	90 + days	2.06%	2.06%	2.06%	2.06%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-3	COMT 2002-4
	Portfolio Yield	18.66%	18.66%	18.66%	18.66%
	Weighted Average Coupon	3.08%	3.01%	3.14%	4.66%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	3.84%	3.84%	3.84%	3.84%

Excess Spread Percentage:	Feb-05	9.74%	9.81%	9.67%	8.16%
	Jan-05	8.46%	8.53%	8.39%	6.78%
	Dec-04	10.05%	10.11%	10.05%	7.82%
	3-Month Average Excess Spread	9.42%	9.48%	9.37%	7.59%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

(*) This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Capital One Master Trust performance statistics are also available at the Capital One web site:

http://www.capitalone.com/investors/absreportingnew.shtml